UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2011 (December 23, 2011)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1321 Discovery Drive
Billings, Montana 59102

(Address of principal executive offices)
Registrant’s telephone number, including area code:  (406) 373-8700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

           On December 23, 2011, Stillwater Mining Company (“Stillwater”) entered into a credit agreement (the “Agreement”) with Wells Fargo Capital Finance, LLC ("Wells Fargo”) as administrative agent, lead arranger and book runner.  The Agreement provides for a five-year $100.0 million senior secured revolving credit facility and also contains an uncommitted $25.0 million accordion feature.  The aggregate amount of loans permitted to be made to Stillwater under the revolving credit facility may not exceed the lesser of: (a) $100.0 million (which may be increased to $125.0 million pursuant to the accordion feature), minus the sum of (i) the aggregate undrawn amount of outstanding letters of credit, (ii) any outstanding swing loans and (iii) certain availability reserves, and (b) a borrowing base consisting of the sum of a certain portion of eligible accounts receivable and eligible inventory of Stillwater, minus the sum of (i) the aggregate undrawn amount of outstanding letters of credit, (ii) any outstanding swing loans and (iii) certain availability reserves.  There is a sub-limit under the revolving credit facility of $60.0 million for issuance of letters of credit.  Proceeds may be used for general corporate purposes, including the issuance of letters of credit.

Borrowings under the Agreement bear interest at a rate equal to, at Stillwater’s option, the LIBOR Rate (as defined in the Agreement) or a base rate, plus an applicable margin in each case.  The base rate is the greatest of (a) the federal funds rate plus ½%, (b) the LIBOR Rate plus 1% and (c) Wells Fargo’s prime rate. The applicable margin for (i) LIBOR Rate loans varies from 2.25 % to 2.75%, and (ii) base rate loans varies from 1.25% to 1.75%, in each case based on the Average Excess Availability (as defined in the Agreement). Stillwater shall also pay an unused line fee on committed but unutilized commitments under the facility at a rate per annum of 0.375% or 0.5%, based on utilization of the facility. Letters of credit shall bear interest pursuant to the applicable LIBOR Rate margin and shall be subject to a fronting fee of 0.125%.

The Agreement contains customary events of default, certain financial covenants and customary affirmative and negative covenants, including limitations (subject to exclusions) on granting of liens, certain investments, additional indebtedness, transactions with affiliates, prepayments of indebtedness, inventory with bailees and disposition of assets.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description of Exhibit

10.1
Credit Agreement, dated as of December 23, 2011, by and among Stillwater Mining Company, Wells Fargo Capital Finance, LLC, as Administrative Agent, Lead Arranger and Bookrunner and the other lenders party thereto from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

Date: December 29, 2011